Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
AND
FIRST AMENDMENT TO PERFORMANCE-BASED OPTION

FIRST AMENDMENT (this “Amendment”), dated as of October 5, 2012 (the “Effective Date”), to that certain Amended and Restated Management Employment Agreement, dated as of September 17, 2010 (the “Employment Agreement”), by and among NetSpend Corporation, a Delaware corporation (the “Company”), NetSpend Holdings, Inc., a Delaware corporation (“Holdings”), and Daniel R. Henry, an individual resident of the State of Kansas (the “Executive”), and to that certain Performance-Based Stock Option, granted March 11, 2008 (collectively with the Notice of Grant associated therewith, the “Option Agreement”).

WHEREAS, the Company, Holdings and the Executive have previously entered into the Employment Agreement and the Option Agreement (collectively, the “Agreements”); and

WHEREAS, the parties have determined to amend the Agreements as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendment to Employment Agreement.

(a)           Section 5.1 of the Employment Agreement is hereby amended to add the following to the end of such Section:

“Notwithstanding the foregoing, if during the Term and following a “Change in Control” (as such term is defined in that certain Amended and Restated Notice of Grant associated with the stock option granted to Executive on March 11, 2008 (3,043,231 shares @ $3.53 per share)), the Company terminates the Term pursuant to Section 4.4 hereof or the Executive terminates the term pursuant to Section 4.5 hereof, the amount payable pursuant to Section 5.1(i) above shall be equal to 48 months of Base Salary instead of the 24 months of Base Salary referenced therein.”

(b)           Section 5.1(i) of the Employment Agreement is hereby amended to read in full as follows:

“an amount equal to 24 months of Base Salary as in effect on the Termination Date, which amount will be payable in a lump sum on the fortieth (40th) business day following the Termination Date;”

(c)           By way of clarification, the parties agree that the reference to $400,000.00 appearing in Section 3.4(ii)(A) of the Employment Agreement was revised to $500,000.00 in 2011.

2.           Amendment to Option Agreement.

(a)           Section I(c) of the Option Agreement is hereby amended to read in full as follows:

“In addition, notwithstanding the foregoing, the portion (the “Time-Based Portion”) of the Option described in subsection (a)(1)(C) above, to the extent not previously vested or terminated shall be vested on the sixth anniversary of the Vesting Measurement Date (the “Time-Based Vesting Date”); provided that the Participant has remained continuously employed with the Company or an Affiliate through such Date.  The vesting of the Time-Based Portion is subject to acceleration as provided in Section I(g).”

(b)           Section I(g) of the Option Agreement is hereby amended to read in full as follows:

“Notwithstanding any provision of the Plan or the Stock Option Agreement to the contrary in the event a Change in Control (excluding any Change in Control that also constitutes an Initial Public Offering) occurs prior to the Time-Based Vesting Date and if in connection therewith the Time-Based Portion is not being assumed by or substituted for new options (“New Options”) covering the stock of the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, 100% of the Time-Based Portion shall be vested upon the consummation of such Change in Control.  Further, in the event that (a) a Change in Control (excluding any Change of Control that also constitutes and Initial Public Offering) occurs prior to the Time-Based Vesting Date and (b) during the twelve month period following such Change of Control there should be any termination of the “Term” of that certain Amended and Restated Employment Agreement, dated as of September 17, 2010 ( the “Employment Agreement”), by and among you, the Company and NetSpend Corporation, a Delaware corporation, by the “Company” (as such term is defined in the Employment Agreement) pursuant to Section 4.4 thereof (Termination without Cause) or by you pursuant to Section 4.5 thereof (Termination for Good Reason), 100% of the Time-Based Portion or New Options, as applicable, shall be vested immediately.  For purposes of clarification, in the event of a termination of your employment by the Company or an Affiliate for Cause, by you for any reason other than “Good Reason” (as such term is defined in the Employment Agreement) or in the event of your death or Disability, the Time-Based Portion or New Options, as applicable, shall not be vested pursuant to the preceding sentence.”

IN WITNESS WHEREOF the undersigned have hereunto put their hands as of the date above written.

NETSPEND HOLDINGS, INC.

By:	/s/ George W. Gresham
George W. Gresham Chief Financial Officer

NETSPEND CORPORATION

By:	/s/ George W. Gresham
George W. Gresham Chief Financial Officer

/s/ Daniel R. Henry
Daniel R. Henry